UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) – December 18, 2017

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Resignation of Gerardo Lopez as President and Chief Executive Officer and Director

On December 18, 2017, the Board of Directors of each of Extended Stay America, Inc. (“Extended Stay”) and ESH Hospitality, Inc. (“ESH REIT” and, together with Extended Stay, the “Company”) accepted the voluntary resignation of Gerardo Lopez from his position as President and Chief Executive Officer (“CEO”) of each of Extended Stay and ESH REIT, effective January 1, 2018. Mr. Lopez also resigned from his position as a director of each of Extended Stay and ESH REIT, effective January 1, 2018. Mr. Lopez’s resignations did not involve any disagreement with either of Extended Stay or ESH REIT. Mr. Lopez has agreed to continue his employment with the Company in the role of senior advisor to the Company until March 18, 2018 in order to ensure a smooth transition.

In connection with this transition, the Company and Mr. Lopez entered into a letter agreement, dated December 18, 2017. The letter agreement provides that Mr. Lopez will be paid a monthly salary of $42,916.67 (which includes a monthly housing allowance of $3,000) and remain eligible to receive a bonus under the Extended Stay America, Inc. Annual Incentive Plan based on 2017 actual results. The letter agreement provides that his time-vesting and performance-vesting restricted stock units (“RSUs”) will continue to be eligible to vest in accordance with their original terms, provided that 33,334 of his time-vesting RSUs that would have vested August 31, 2018 (subject to his continued employment through such date) will be deemed vested on March 12, 2018, subject to his continued employment through such date. During the term of his employment, Mr. Lopez will continue to (i) have access to travel privileges consistent with those in place while he served as CEO, (ii) be eligible to participate in the Company’s standard benefits programs, (iii) be eligible for reimbursement of out-of-pocket expenses, including commuting and his current housing allowance through the expiration of his current lease and (iv) have access to an office space at the Company’s headquarters and administrative support. In addition, the Company will pay the costs of relocating Mr. Lopez’s residence to Kansas City, Missouri. Pursuant to the letter agreement, Mr. Lopez acknowledges and agrees that he will not be entitled to any additional payments or benefits other than those described above (including any payment or benefit under the Extended Stay America, Inc. Executive Severance Plan) and that upon ceasing to be an advisor, he will execute a release of claims against the Company. The foregoing description is qualified in its entirety by reference to the full text of the letter agreement between the Company and Mr. Lopez, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02(c), (e) Appointment of Jonathan S. Halkyard as President and Chief Executive Officer

On December 18, 2017, the Board of Directors of each of Extended Stay and ESH REIT appointed Jonathan S. Halkyard as President and Chief Executive Officer of the Company, and elected Mr. Halkyard to fill the vacancy on each Board of Directors to be created by Mr. Lopez’s resignation, all effective January 1, 2018.

Mr. Halkyard, 52, has served as Chief Financial Officer of Extended Stay and ESH REIT since January 2015. He served as interim Chief Financial Officer of Extended Stay and ESH REIT from August 2014 to January 2015 and as Chief Operating Officer of Extended Stay from November 2013 to January 2015 and served in the same position at HVM LLC (“HVM”), the predecessor of ESA Management, from September 2013 to November 2013. From July 2012 to September 2013, Mr. Halkyard served as Executive Vice President and Chief Financial Officer of NV Energy, Inc., a holding company providing energy services and products in Nevada, and its wholly-owned subsidiaries, Nevada Power Company and Sierra Pacific Power Company. From March 1999 to May 2012, Mr. Halkyard held various positions with Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), including Vice President (2002 to 2005), Treasurer (2003 to 2010), Senior Vice President (2005 to 2010), Executive Vice President (2010 to 2012) and Chief Financial Officer (2006 to 2012). Mr. Halkyard currently serves on the board of directors and audit committee of Dave & Buster’s, Inc. As President and Chief Executive Officer, Mr. Halkyard will provide the Board of Directors of each of Extended Stay and ESH REIT with valuable insight regarding the Company’s operations, management team, associates and culture, as a result of his day-to-day involvement in the operations of the business, and perform a critical role in Board discussions regarding strategic planning and development for the Company. Each Board of Directors will also benefit from his substantial financial and public company board leadership experience.

In connection with Mr. Halykard’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Halkyard entered into a letter agreement, dated December 18, 2017. The letter agreement provides that Mr. Halkyard’s employment is on an at-will basis and that he will be entitled to an annual base salary of $900,000 (which may not be decreased) and eligible to earn a target annual bonus of $900,000 (which may not be decreased to less than 100% of then current annual base salary) in accordance with the terms of the Extended Stay America, Inc. Annual Incentive Plan. Pursuant to the letter agreement, subject to approval by the Compensation Committee of Board of Directors of each of Extended Stay and ESH REIT, Mr. Halkyard will be eligible to receive an award of RSUs in 2018 under the Amended and Restated Extended Stay America, Inc. Long-Term Incentive Plan with the number of RSUs to be calculated by dividing $3,200,000 by the 20 trading-day trailing average market closing price ending on and including January 1, 2018 (the “Halkyard RSUs”). If Mr. Halkyard’s employment is terminated by the Company without Cause or by Mr. Halkyard for Good Reason (each such term as defined in the Company’s Executive Severance Plan), prior to the date of grant of the Halkyard RSUs, Mr. Halkyard will be issued a number of fully vested shares equal to the number of shares underlying the Halkyard RSU Grant. Mr. Halkyard will also be eligible to participate in the Company’s Executive Severance Plan in accordance with its terms. Additionally, the Company shall pay or reimburse Mr. Halkyard for legal fees and expenses incurred in connection with the drafting, reviewing or negotiation of any agreements related to his promotion. The foregoing description is qualified in its entirety by reference to the full text of the letter agreement between the Company and Mr. Halkyard, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Halkyard and any other person pursuant to which Mr. Halkyard was appointed as President and Chief Executive Officer of the Company. Mr. Halkyard has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between Mr. Halkyard and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 5.02(c), (e) Appointment of David Clarkson as Interim Chief Financial Officer

On December 18, 2017, the Board of Directors of each of Extended Stay and ESH REIT appointed David Clarkson, the Vice President of Financial Planning and Analysis and Treasurer of the Company, as the interim Chief Financial Officer of the Company, effective January 1, 2018, until a permanent chief financial officer has been appointed.

Mr. Clarkson, 46 has served as Vice President of Financial Planning & Analysis and Treasurer of the Company since 2015 and Treasurer since 2013. Prior to joining the Company in 2011, Mr. Clarkson was Vice President of Finance and Development for The Clarkson Group, a real estate company focused primarily on limited service hotel development. Between 1996 and 2004, Mr. Clarkson held various positions in finance and revenue management for the Company’s predecessor, Extended Stay America, Inc. Mr. Clarkson is a CFA charterholder.

There are no arrangements or understandings between Mr. Clarkson and any other person pursuant to which Mr. Clarkson was appointed as interim Chief Financial Officer of the Company. Mr. Clarkson has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between Mr. Clarkson and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

The Company and Mr. Clarkson will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.27 to Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-190052) and is incorporated herein by reference.

A copy of the press release announcing Mr. Lopez’s resignation and Mr. Halkyard’s and Mr. Clarkson’s appointments is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

On December 18, 2017, the Company issued a press release regarding the leadership transition discussed above in Item 5.02 and providing an update regarding the Company’s Full Year 2017 outlook. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1†	Letter Agreement by and between Extended Stay America, Inc. and Gerardo Lopez dated December 18, 2017.

10.2†	Letter Agreement by and between Extended Stay America, Inc. and Jonathan S. Halkyard dated December 18, 2017.

99.1	Press release of Extended Stay America, Inc. and ESH Hospitality, Inc., dated December 18, 2017.

†	Management contract or compensatory plan or arrangement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1†	Letter Agreement by and between Extended Stay America, Inc. and Gerardo Lopez dated December 18, 2017.

10.2†	Letter Agreement by and between Extended Stay America, Inc. and Jonathan S. Halkyard dated December 18, 2017.

99.1	Press release of Extended Stay America, Inc. and ESH Hospitality, Inc., dated December 18, 2017.

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: December 18, 2017	By:	/s/ John R. Dent
		Name:	John R. Dent
		Title:	General Counsel

ESH HOSPITALITY, INC.

Date: December 18, 2017	By:	/s/ John R. Dent
		Name:	John R. Dent
		Title:	General Counsel